Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

M-Systems, Inc.

Sunnyvale, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2003 Stock Option and Restricted Stock Incentive Plan of M-Systems Flash Disk Pioneers Ltd. (the "Company") of our report dated January 8, 2003, relating to the 2002 financial statements of M-Systems, Inc. (a wholly owned subsidiary of the Company), appearing in the Company`s Annual Report on Form 20-F for the year ended December 31, 2004.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

San Jose, California

August 10, 2005

____ 1 ____